AMENDED AND RESTATED BYLAWS
                                       OF
                           CHARLES SCHWAB & CO., INC..


                                    ARTICLE I

                                    Offices

              Section 1.1 Principal Executive Office. The principal executive office of Charles Schwab & Co., Inc. (hereafter called the "Corporation") for the transaction of business shall be at 101 Montgomery Street, San Francisco, California. The Board of Directors (hereafter called the "board") is hereby granted full power and authority to charge said principal executive office from one location to another.

              Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of California, as the Board may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Shareholders

                  Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the Corporation, or at any other place, within or without the State of California, specified by the Board or by the written consent of all shareholders entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

                  Section 2.2 Annual Meeting. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held each year on a date and at a time designated by the Board.

                  Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, or by one or more shareholders entitled to cast, in the aggregate, not less than 10% of the votes at the meeting.

                  To call a special meeting, the person(s) entitled to call such meeting (other than the Board) shall submit a request for such meeting in writing to the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Vice President, or Secretary of the Corporation, and such officer forthwith shall cause notice to be given to all shareholders entitled to vote thereat that a meeting will be held at the time requested by the person or persons calling the meeting, which shall be not less than 35 nor more than 60 days after the receipt of such request.

                  Section 2.4 Notice of Meetings. Written notice of any annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. Notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by management for election.

                  Notice of a shareholders' meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

                  If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

                  Section 2.5 Adjourned Meetings and Notice Thereof. When any shareholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which it might have transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 2.6 Voting. Except as otherwise provided in the Articles of Incorporation and except for cumulative voting as provided for in
Section 2.7 below, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by any shareholder at the meeting and before the voting begins.

                  Section 2.7 Cumulative Voting. Every shareholder entitled to vote at any election of directors may cumulate his or her vote and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as the shareholder thinks fit, provided, that no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the his or her votes. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

                  Section 2.8 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

                  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum.

                  Section 2.9 Consent of Absentees; Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Section 310 (transactions between the Corporation and one or more directors), Section 902 (amendment to Articles of Incorporation), Section 1201 (reorganization), Section 1900 (voluntary dissolution), or Section 2007 (plan of distribution upon dissolution) of the California General Corporation Law shall be valid only if the general nature of the proposal so approved is stated in the notice of meeting or in any written waiver of notice.

                  Section 2.10 Action Without Meeting. Except as otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval pursuant to
Section 310 (transactions between the Corporation and one or more directors),
Section 317 (indemnification of officers, directors, employees or other agents),
Section 1201 (reorganization), or Section 2007 (plan of distribution upon dissolution) of the California General Corporation Law without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval to those shareholders entitled to vote who have not consented in writing. Prompt notice also shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                  Section 2.11 Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, provided that no proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Revocation of a proxy may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution regardless of the postmarked dates on the envelopes in which they were mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

                  Section 2.12 Procedures for Conduct of Meeting. The chairman of the meeting shall establish the procedural rules to govern a meeting of shareholders and shall have the power to make final and binding decisions on the procedural questions raised at the meeting. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refusal) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

                                   ARTICLE III

                                    Directors

                  Section 3.1 General Powers and Duties. Subject to any limitations in the Articles of Incorporation, these Bylaws and the provisions of the California General Corporation Law as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

                  A director shall perform the duties of a director, including duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

                  Section 3.2 Number of Directors. The authorized number of directors of the Corporation shall be such number between 1 and 10 as shall be determined from time to time by a resolution adopted by a majority of the Board or by the affirmative vote of the holders of not less than 50% of the total voting power of all outstanding shares of voting stock of the Corporation; provided, however, that (1) so long as the Corporation has only one shareholder, the number may be one or two, (2) so long as the Corporation has only two shareholders, the number may be two and (3) so long as the Corporation has more than two shareholders, the number shall be not less than three. An amendment to this Section 3.2 reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are more than 16-2/3% of the outstanding shares entitled to vote.

                  Section 3.3 Election and Term of Office. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting; but if any such annual meeting is not held, or the directors not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                  Section 3.4 Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if a vacancy is declared by the Board as provided in
Section 3.5 below, or if the authorized number of directors is increased. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Vacancies created by the removal of a director may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent (other than to fill a vacancy created by removal) shall require the consent of a majority of the outstanding shares entitled to vote.

                  Section 3.5 Removal. The Board may declare vacant the office of a director who has been declared of unsound mind by order of court or who has been convicted of a felony. The entire Board or any individual director may be removed from office without cause if such removal is approved by the outstanding shares; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such removal is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors, most recent election were then being elected.

                  Section 3.6 Resignations. Any director may resign effective upon giving written notice to the Chairman of the

Board, the Chief Executive officer, the Chief Operating Officer, the President, the Secretary, or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  Section 3.7 Place of Meeting. Meetings of the Board may be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board. In the absence of such designations, meetings shall be held at the principal executive office.

                  Section 3.8 Organizational Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, appointing officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

                  Section 3.9 Other Meetings. Meetings of the Board for any purpose may be called by the Chairman of the Board, the Chief Executive Officer, the Chief Operating officer, the President or any Executive Vice President or the Secretary or any two directors. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Bylaws or the Board. Special meetings of the Board may be held upon at least 48 hours' notice delivered personally or by telephone or telegraph or at least four days' notice sent to each director by first-class mail, postage prepaid. A notice, or waiver of notice, need not specify the purpose of the meeting. Notice of any meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting and does not object to the lack of notice either prior to or at the commencement of that meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 3.10 Participating by Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members of the Board participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

                  Section 3.11 Quorum. A quorum of the Board of Directors for the transaction of business shall be a majority of the authorized number of directors or two, whichever is larger, unless the authorized number of directors is one, in which case one director constitutes a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number be required by these Bylaws, by the California General Corporation Law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                  Section 3.12 Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                  Section 3.13 Fees and compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed the directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                  Section 3.14 Committees. The Board, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees each consisting of two or more directors, to serve at the pleasure of the Board and may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board in the management of the business and the affairs of the Corporation, except with respect to: (a) the approval of any action for which shareholders' approval or approval of the outstanding shares is required by law; (b) the filling of vacancies on the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of bylaws or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which by its express terms may not be so amended or repealed; (f) a distribution to the shareholders of the Corporation, except at a rate, in a periodic amount, or within a price range set forth in the Articles of Incorporation or determined by the Board; and (g) the appointment of other committees of the Board or the members thereof.

                  Unless the Board shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 3.14 shall be held at such times and places as are determined by the Board or by any such committee and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal executive office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President and any Vice President who is a member of such committee, or by any two members thereof, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board; and a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business.


                                   ARTICLE IV

                                    Officers

          Section 4.1 Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, a Secretary, a Chief Financial Officer, and such other executive officers (including one or more Executive or Senior Vice Presidents) as may be appointed by the Board in its discretion, with such titles and duties as may be determined by the Board from time to time. Any number of such offices may be held by the same person.




                                      -l0-

                  Section 4.2 Election and Term. The officers of the Corporation shall be chosen annually by the Board at its organizational meeting, except that officers appointed by a committee of the Board pursuant to Section 4.3 shall be chosen annually by such committee. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding meeting for the appointment of officers, and until their successors are elected and qualified; provided that all officers, whether appointed pursuant to Section 4.1 or 4.3, may be removed at any time at the pleasure of the Board.

                  Section 4.3 Subordinate officers. The Corporation shall have such other officers as are appointed from time to time by the Board, or by a committee of the Board designated by a resolution adopted by a majority of the Board, with such titles and duties as the Board or such committee may from time to time specify.

                  Section 4.4 Salaries. The salaries of all executive officers of the Corporation shall be fixed by the Board or by such committee of the Board as may be designated from time to time by a resolution adopted by a majority of the Board.

                  Section 4.5 Removal and Resignation. Any officer may be removed at any time, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice of such resignation to the Corporation. The giving of such resignation shall not operate to waive any rights the Corporation may have under any employment agreements or understandings with such officers. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointment to such office.

                  Section 4.7 Chairman of the Board. If there is a Chairman of the Board, then he shall, when present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or these Bylaws. If there is no Chief Executive Officer, then the Chairman of the Board shall perform all duties of the Chief Executive Officer.

                  Section 4.8 Chief Executive officer. The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation; shall have general supervision, direction and control of the business and activities of the Corporation and its officers; and shall have such other powers and duties as the Board or these Bylaws may from time to time assign to him.

                  Section 4.9 Chief Operating Officer. The Chief Operating Officer shall assist the Chief Executive Officer in the active management, supervision, direction and control of the Corporation's business and affairs; in general, shall have the powers and perform the duties usually vested in the office of the chief operating officer of a corporation; and shall have such other powers and duties as the Board, these Bylaws or the Chief Executive Officer may from time to time assign to him.

                  Section 4.10 President. The President of the Corporation shall have the primary responsibility for the effective operation of the marketing and branch office functions of the Corporation and shall have such other powers and duties as the Board, these Bylaws or the Chief Executive Officer may from time to time assign to him.

                  Section 4.11 Vice President. In the absence or disability of the Chief Executive Officer, the Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws.

                  Section 4.12 Secretary. The secretary shall record, or cause to be recorded, actions taken at meetings of shareholders and directors and committees in a book of written minutes to be kept at the principal executive office and such other places as the Board may order, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

                  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the

Corporation's transfer agent, a record of its shareholders, giving the names and addresses of shareholders and the number and class of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The aforementioned information be maintained either in written form or in any other form capable of being converted into written form, including, without limitation, punch cards, magnetic tape, or other information storage device related to electronic data processing equipment, provided that such card, tape, or other equipment is capable of reproducing the information in clearly legible form.

                  Unless another officer is designated by the Board or these Bylaws, the Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these Bylaws or the California General Corporation Law to be given, and shall keep the Seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board.

                  If there is no Vice President, then in the absence or disability of the Chief Executive Officer, the Secretary shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions on, the Chief Executive Officer.

                  Section 4.13 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President and the Board, whenever any of them request it, an account of all financial transactions of the Corporation and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

                                    ARTICLE V

                                 Indemnification

                  Section 5.1 Indemnification. The Corporation shall to the fullest extent permitted by the California General Corporation Law indemnify each of its agents against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding to which that agent is, or is threatened to be made, a party by reason of being or having been such agent, if such person acted in good faith and in a manner such agent reasonably believed to be in the best interests of the Corporation. The Corporation may advance expenses incurred by its agent in defending any proceeding prior to final disposition of such proceeding provided that the Corporation receives an undertaking by or on behalf of its agent to repay all amounts advanced if it is ultimately determined that such agent was not entitled to indemnification. The rights conferred on any person by this Section 5.1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Corporation's articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise. To the extent that any provision of the Corporation's articles of incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these Bylaws, the terms of such provision, agreement or vote shall take precedence.


                                   ARTICLE VI

                                 Shares of Stock

                  Section 6.1 Record Date and Closing Stock Books. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to the event for the purpose of which it is fixed. When a record date is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, should be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such action, whichever is later.

                  Section 6.2 Share Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                  The foregoing notwithstanding, in the event that the Corporation becomes an issuer of securities registered under the Securities Exchange Act of 1934, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution of the statements required to be placed upon the certificates pursuant to Sections 417 and 418 of the California General Corporation Law, which system has been approved by the Commissioner of Corporations or the Securities and Exchange Commission or which is authorized by any statute of the United States.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.1 Execution of Corporate Instruments. The Board may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons authorized to enter into any contract or execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such authority may be general or confined to specific instances; but unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

                  Section 7.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

                  Section 7.3 Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to those officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by those officers.

                  Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                  Section 7.5 Amendments. The Bylaws of the Corporation shall be subject to amendment or repeal and new Bylaws may be adopted by the approval of the outstanding shares. A bylaw specifying or changing a fixed number of directors or the maximum or minimum number of changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a bylaw reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3% of the outstanding shares entitled to vote. Subject to the right of the shareholders to adopt, amend or repeal the Bylaws, the Bylaws (other than a Bylaw or an amendment thereof changing the authorized number of directors) may be adopted, amended, or repealed by the affirmative vote of a majority of the directors. As used in this Section

"approval of the outstanding shares make this a double quotation mark shall mean approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Such approval shall include the affirmative vote of a majority of the outstanding shares of each class or series entitled, by any provisions of the articles of incorporation or bylaw, to vote as a class or series on the subject matter being voted upon and shall also include the affirmative vote of such greater proportion (including all) of the outstanding shares of any class or series if such greater proportion is required by the articles of incorporation or bylaw.